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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-32901, 333-32901-99 and 333-68357) and Form S-3
(No. 333-37174) of PharmaNetics, Inc. of our report dated February 15, 2002 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 21, 2002